                                 Exhibit 99.1

                       JOINT FILERS' NAMES AND ADDRESSES

1.  Name:       BCP Energy Services Fund GP, LP
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

2.  Name:       BCP Energy Services Fund-A, LP
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

3.  Name:       BCP Energy Services Fund, LP
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

4.  Name:       Charah Holdings GP LLC
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

5.  Name:       Charah Holdings LP
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

6.  Name:       James Bernhard
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 70802

7.  Name:       Jeffrey Jenkins
    Address:    400 Convention Street, Suite 1010
                Baton Rouge, LA 7080